Exhibit 99.1

News Release

Ameriprise Financial Reports Third Quarter
2006 Results

Net income per diluted share $0.71 for the quarter, including $0.23 of non-recurring separation costs

Adjusted earnings per diluted share for the quarter $0.94

MINNEAPOLIS – October 24, 2006 – Ameriprise Financial, Inc. (NYSE: AMP) today reported net income of $174 million for the quarter ended September 30, 2006 versus net income of $125 million and income before discontinued operations of $123 million for the year-ago quarter. Adjusted earnings increased 29 percent to $231 million in the third quarter of 2006 compared to the third quarter of 2005. Adjusted earnings exclude income from discontinued operations, after-tax non-recurring separation costs and after-tax earnings in the 2005 period of AMEX Assurance, which remained with American Express.(1)

Net income per diluted share for the third quarter of 2006 was $0.71. Adjusted earnings per diluted share for the third quarter of 2006 were $0.94, up 29 percent from the year-ago period. Both per share amounts are based on an average diluted share count of 246 million.

Revenues grew 6 percent to $2.0 billion in the third quarter of 2006. Adjusted revenues, which exclude the impact of AMEX Assurance in the 2005 period, grew 5 percent and include the impact of the sale of the Company’s defined contribution recordkeeping business, which reduced revenues by 1 percent. Growth reflected fundamental improvement in asset-based fees and premiums, partially offset by declines in net investment income.

Return on equity for the 12 months ended September 30, 2006 was 7.6 percent. Adjusted return on equity increased to 11.2 percent compared to 10.4 percent for the comparable period last year. During the quarter, the Company repurchased more than 2.3 million shares of its common stock for approximately $106 million.

“After our first year as an independent, public company, our business continues to show strong, positive momentum,” said Jim Cracchiolo, chairman and chief executive officer.

“We successfully maintained our focus on executing against our strategic objectives, while effectively managing our separation. We continued to build the Ameriprise Financial brand, grew our mass affluent client base and improved the productivity of the advisor force. This focus led to growth in cash sales and increased client assets primarily driven by strong net inflows into wrap accounts and variable annuities. Importantly, we’ve invested in our infrastructure and strengthened our platform for growth.”

(1) See definitions and reconciliations throughout the release.

Third Quarter 2006 Summary

Management believes that the presentation of adjusted financial measures best reflects the underlying performance of the Company’s ongoing operations. The adjusted financial measures exclude discontinued operations, non-recurring separation costs and AMEX Assurance. This presentation is consistent with the non-GAAP financial information presented in the Company’s annual report and Form 10-K for year-end 2005, filed March 8, 2006 with the Securities and Exchange Commission.

Ameriprise Financial, Inc.
Third Quarter 2006 Summary

			%	Per Diluted Share		%
(in millions, unaudited)	2006	2005	Change	2006	2005	Change
Net income	$174	$125	39%	$0.71	$0.50	42%
Less: Income from discontinued operations	—	2	#	—	—	—
Income before discontinued operations	174	123	41	0.71	0.50	42
Less: Income attributable to AMEX Assurance, after-tax	—	3	#	—	0.01	#
Add: Separation costs, after-tax	57	59	(3)	0.23	0.24	(4)

Adjusted earnings, after-tax	$231	$179	29%	$0.94	$0.73	29%

# Variance of 100% or greater.

Included in consolidated net income and adjusted earnings for the third quarter of 2006 were $14 million in pretax realized net investment gains and a $20 million pretax loss on a single externally-managed hedge fund investment. This compared to $6 million in pretax net investment losses in the third quarter of 2005.

As part of its annual detailed review of deferred acquisition cost (DAC) valuation assumptions (DAC unlocking), the Company reported a $25 million pretax benefit in the third quarter of 2006 compared to a $67 million pretax benefit in the third quarter of 2005.

Third Quarter 2006 Consolidated Operating Highlights

•                  The Company continues to successfully execute its strategy of acquiring mass affluent clients, with the number of mass affluent client groups increasing 7 percent from the year-ago period. This increase helped drive average client assets for all branded advisor client groups to $91,600 compared to $83,300 in the year-ago period.

•                  Financial planning penetration of newly acquired mass affluent client groups was 59 percent year-to-date. Overall, client financial plan penetration ended the period at 44 percent compared to 43 percent in the prior year.

•                  Strong advisor productivity increases drove 14 percent growth in total Gross Dealer Concession (GDC) from the year-ago period, primarily driven by a 31 percent increase in wrap account balances.

•                  During the quarter, the number of branded advisors increased by 79 to 10,634, up 1 percent year-over-year, with total advisors up 2 percent year-over-year to 12,427. This change to positive quarterly net gain in the branded advisor channel was primarily driven by improving employee and franchisee advisor retention, with franchisee advisor retention reaching pre-separation levels of 93 percent.

•                  Owned, managed and administered assets were $440 billion at September 30, 2006 with year-over-year growth of 5 percent. This reflected the sale of the defined contribution recordkeeping business in the second quarter of 2006, which resulted in the transfer of $17 billion in administered assets and lowered year-over-year reported growth by 4 percent.

•                  Strong net inflows in wrap accounts and variable annuities continued with $1.8 billion in wrap net inflows and $1.4 billion in RiverSource annuity variable account net inflows.

•                  RiverSource mutual fund net outflows narrowed, declining to $0.8 billion compared to net outflows of $2.7 billion in the prior-year period. This improvement was driven by both increased sales and lower redemption rates in the branded advisor channel.

•                  Certificate and annuity fixed account net outflows of $1.3 billion reflected the Company’s strategy to focus on products that both meet client needs and offer a more attractive return on capital. This decline in account balances lowered related capital requirements in the quarter.

•                  The Company launched Ameriprise Bank, FSB and new home lending products establishing a new capability for serving clients’ borrowing, cash management and personal trust needs.

•                  Life insurance in-force was up 9 percent year-over-year to $171 billion.

•                  The Company continues to achieve targeted reengineering savings with a substantial portion applied to fund a significant investment agenda for growth.

•                  The Company delivered strong operating results while simultaneously accomplishing its separation objectives. With the majority of these objectives completed, the separation process continues to be well executed and on track.

Ameriprise Financial, Inc.
Consolidated Income Statements Reconciled to Adjusted

	Quarter Ended September 30,		%	AMEX Assurance Quarter Ended September 30,		Adjusted Quarter Ended September 30,		%
(in millions, unaudited)	2006	2005	Change	2006	2005	2006	2005	Change

Revenues
Management, financial advice and service fees	$720	$687	5%	$—	$1	$720	$686	5%
Distribution fees	300	296	1	—	—	300	296	1
Net investment income	542	561	(3)	—	3	542	558	(3)
Premiums	244	202	21	—	(15)	244	217	12
Other revenues	171	127	35	—	(1)	171	128	34
Total revenues	1,977	1,873	6	—	(12)	1,977	1,885	5

Expenses
Compensation and benefits:
Field	428	408	5	—	35	428	373	15
Non-field	328	295	11	—	—	328	295	11
Total compensation and benefits	756	703	8	—	35	756	668	13
Interest credited to account values	317	337	(6)	—	—	317	337	(6)
Benefits, claims, losses and settlement expenses	233	190	23	—	(51)	233	241	(3)
Amortization of deferred acquisition costs	87	49	78	—	—	87	49	78
Interest and debt expense	32	16	#	—	—	32	16	#
Other expenses	248	305	(19)	—	1	248	304	(18)
Total expenses before separation costs	1,673	1,600	5	—	(15)	1,673	1,615	4
Income before income tax provision, discontinued operations and separation costs (1)	304	273	11	—	3	304	270	13
Income tax provision before tax benefit attributable to separation costs (1)	73	91	(20)	—	—	73	91	(20)
Income before discontinued operations and separation costs (1)	231	182	27	$—	$3	$231	$179	29%

Separation costs, after-tax (1)	57	59	(3)
Income before discontinued operations	174	123	41

Discontinued operations, net of tax	—	2	#

Net income	$174	$125	39%

Weighted average common shares outstanding:
Basic	244.5	246.2
Diluted	246.4	246.2

(1)              For this non-GAAP presentation of separation costs, after-tax is calculated using the statutory tax rate of 35%, adjusted for permanent differences, if any.

#                 Variance of 100% or greater.

Third Quarter 2006 Consolidated Results

Income before discontinued operations grew 41 percent to $174 million. Adjusted earnings grew 29 percent to $231 million, with adjusted pretax income up 13 percent compared to the year-ago quarter. The pretax benefit from DAC unlocking in the third quarter of 2006 was $25 million, compared to a benefit of $67 million in the prior-year period.

Profits in the quarter were positively impacted by the Company’s efforts to gather assets and grow revenues from higher margin, less capital-intensive products, reflected in strong net inflows in wrap accounts and variable annuities. Market appreciation also favorably impacted results.

These positives were partially offset by the impact of lower account balances and spread compression in the fixed annuity and certificate businesses in the Asset Accumulation and Income (AA&I) segment, increased accruals for management incentives in recognition of year-to-date performance, primarily in the AA&I segment, and increased interest expense from establishing an independent capital structure, reflected in the Corporate and Other segment.

Revenues

Consolidated revenues rose 6 percent to $2.0 billion. Adjusted revenues grew 5 percent. This growth reflected continued strong flows in wrap accounts and variable annuities, as well as market appreciation. These positives were offset by lower management fees due to the impact of the sale of the defined contribution recordkeeping business in the second quarter of 2006 and lower net investment income due to lower account balances in the fixed annuity and certificate businesses. In addition, revenues were impacted by lower distribution fees due to a shift from sales of loaded mutual funds to sales of load-waived mutual funds within wrap accounts. This shift is driven by clients migrating from transaction-based fee arrangements to asset-based fee arrangements, where the asset-based fees are paid over time.

Management, financial advice and service fees grew 5 percent to $720 million. Underlying year-over-year growth was driven by 31 percent growth in wrap assets and 24 percent growth in annuity variable account assets. These increases were partially offset by $16 million in lower fees due to the sale of the defined contribution recordkeeping business. In addition, the third quarter of 2005 included $28 million in Threadneedle hedge fund performance fees.  Combined, these two items lowered the growth rate by more than 6 percent. The Company will recognize Threadneedle annual hedge fund performance fees earned in the fourth quarter of 2006.

Distribution fees grew 1 percent to $300 million. Underlying business activity was strong, with total cash sales up 9 percent. This was offset by the impact of a mix shift from sales of loaded mutual funds to sales of load-waived mutual funds within wrap accounts.

Net investment income declined 3 percent to $542 million. This reflected the ongoing trend of declining assets supporting the fixed annuity and certificate businesses. In total, changes in realized net investment gains, investment income from hedges related to stock market certificates, equity index annuities, Guaranteed Minimum Withdrawal Benefit (GMWB) annuities, and other investment income had no impact on the year-over-year decline. In addition, in accordance with EITF 04-5 beginning in 2006, the current quarter included a benefit from the consolidation of certain hedge funds managed by RiverSource Investments.

Premiums grew 21 percent to $244 million. Adjusted premiums grew 12 percent. The increase was favorably impacted by a $15 million adjustment in premiums resulting from a review of the long term care (LTC) reinsurance arrangement during the third quarter of 2006. In addition to the

LTC premiums, adjusted growth was driven by a continued increase in policy counts in Auto and Home.

Other revenues grew 35 percent to $171 million. Adjusted other revenues grew 34 percent, with the current quarter impacted by the consolidation of certain property fund limited partnerships managed by Threadneedle in accordance with EITF 04-5. In addition, this increase was driven by growth in variable annuity rider fees and cost of insurance for variable universal life and universal life (VUL/UL) products.

Expenses

Compensation and benefits – Field increased 5 percent to $428 million. The reported expenses in this line in the third quarter of 2005 included $35 million in ceding commissions paid to American Express. Adjusted Compensation and benefits – Field increased 15 percent. This increase was primarily the result of overall business growth as reflected by the 14 percent growth in GDC. The shift from loaded mutual funds to load-waived mutual funds within wrap accounts also impacted field compensation, as transaction-based compensation paid in the current period was replaced by asset-based compensation paid over time.

Compensation and benefits – Non-field increased 11 percent to $328 million. This increase reflects higher costs related to operating as an independent company and increased accruals in the quarter for annual management incentives in recognition of year-to-date performance and in recognition of strong investment management performance. Cost containment initiatives resulted in flat base salary and benefits on a sequential basis, excluding severance costs recognized in the second quarter of 2006, and a flat non-field employee count.

Interest credited to account values decreased 6 percent to $317 million, reflecting continued declines in fixed annuity and certificates account balances. The impact of declining balances was partially offset by increased certificate crediting rates, reflecting higher short-term interest rates. Stock market appreciation also increased the crediting rates for stock market certificates and equity indexed annuities. These equity market-driven expense increases are hedged, resulting in correlated increases in net investment income for the third quarter of 2006.

Benefits, claims, losses and settlement expenses increased 23 percent to $233 million. On an adjusted basis, expenses declined 3 percent. In the third quarter of 2006, these expenses included $12 million related to DAC unlocking. In the third quarter of 2005, these expenses reflected the addition of $13 million to LTC maintenance expense reserves and the assumption of $9 million in E&O reserves from AMEX Assurance. Underlying growth was primarily driven by exposure growth in Auto and Home.

DAC expenses increased 78 percent to $87 million, reflecting the impact of DAC unlocking in the third quarter of both periods. DAC unlocking had a $38 million favorable impact on DAC expenses in the third quarter of 2006 and a favorable $67 million impact in the third quarter of 2005. Excluding the impact of the DAC unlocking in both years, year-over-year expense growth was driven by underlying business growth.

The net third quarter 2006 pretax benefit from the change in DAC valuation assumptions was $25 million, comprised of a $38 million benefit in the DAC amortization expense line, a $12 million increase in benefits, claims, losses and settlement expenses and a $1 million decrease in other revenues. This net benefit primarily reflected a $25 million benefit from modeling increased product persistency and a $15 million benefit from modeling improvements in mortality, offset by negative impacts of $8 million from modeling lower variable product fund fee revenue and $8 million from model changes related to Variable Life Second to Die insurance.

Interest and debt expense increased from $16 million to $32 million, as the Company established its long-term independent corporate capital structure. The Company replaced short-term debt with fixed rate, medium-term debt in the fourth quarter of 2005 and issued junior subordinated notes (hybrid securities) in the second quarter of 2006.

Other expenses were down 19 percent to $248 million. Adjusted other expenses declined 18 percent. This decrease was primarily due to higher legal costs in the third quarter of 2005. In 2006, other expenses included expenses consolidated under EITF 04-5 related to certain property fund limited partnerships managed by Threadneedle and certain hedge funds managed by RiverSource. The remaining components of this expense line were down 10 percent, reflecting management’s continuing commitment to tightly manage costs.

Taxes

The effective tax rate on net income before discontinued operations was 19.8 percent, down from 32.0 percent in the third quarter of 2005. The effective tax rate on adjusted earnings was 24.0 percent, down from 33.7 percent in the third quarter of 2005. Included in the third quarter of 2006 was a $13 million tax benefit related to the finalization of prior-period tax returns. Included in the third quarter of 2005 was a $13 million increase in tax expense related to the finalization of prior-period tax returns.

Balance Sheet and Capital

During the third quarter of 2006, the Company repurchased 2.3 million shares for approximately $106 million. The quarter-end basic share count was 243.5 million and the ending diluted share count was 245.8 million. The average diluted share count for the quarter was 246.4 million.

Shareholders’ equity as of third quarter 2006 was $7.8 billion, essentially flat compared to the prior-year period as retained earnings were offset by $422 million in share repurchases and a $206 million decline in accumulated other comprehensive income primarily related to the impact of rising interest rates on the Company’s fixed income investment portfolio. Book value per outstanding share was $32.02 as of September 30, 2006.

The Company remains committed to maintaining the safety and soundness of its balance sheet, continuing to maintain substantial liquidity and a high quality investment portfolio, and continuing to actively manage and mitigate risk exposures.

•                  Cash and cash equivalents increased $1.2 billion in the quarter to $3.3 billion, primarily as a result of establishing Ameriprise Bank, FSB. Liabilities related to these bank assets are now reported in the customer deposits liability line along with certificate reserves.

•                  The quality of the investment portfolio remained high with 7 percent of the fixed income portfolio in below investment grade securities. As part of its capital optimization program, the Company has been strategically liquidating externally managed hedge funds, with the September 30, 2006 market value of approximately $130 million, down 67 percent since separation.

•                  Unrealized net investment losses in the Available-for-Sale investment portfolio were $0.4 billion at quarter end.

•                  The Company continued to purchase long-dated customized put options designed to closely match the options sold to customers as variable annuity GMWB riders. This primarily static hedging program continues to perform within expected ranges, mitigating tail risk and earnings volatility.

•                  The debt to capital ratio as of September 30, 2006 was 22.5 percent. The debt to capital ratio excluding non-recourse debt and with 75 percent equity credit for the hybrid securities was 16.7 percent. For the third quarter of 2006 the ratio of earnings to fixed charges was 6.1 times. Excluding interest on non-recourse debt, the ratio of earnings to fixed charges was 7.0 times.

Asset Accumulation and Income Segment
Income Statements

	Quarter Ended September 30,		%
(in millions, unaudited)	2006	2005	Change

Revenues
Management, financial advice and service fees	$657	$623	5%
Distribution fees	272	269	1
Net investment income	443	480	(8)
Other revenues	51	12	#
Total revenues	1,423	1,384	3

Expenses
Compensation and benefits - field	370	331	12
Interest credited to account values	281	300	(6)
Benefits, claims, losses and settlement expenses	3	7	(57)
Amortization of deferred acquisition costs	98	69	42
Interest and debt expense	4	—	—
Other expenses	475	493	(4)
Total expenses	1,231	1,200	3
Pretax segment income	$192	$184	4%

#  Variance of 100% or greater.

Asset Accumulation and Income Segment – Third Quarter 2006 Results

Pretax segment income increased $8 million, or 4 percent, to $192 million for the third quarter. Strong underlying growth was driven primarily by broker-dealer activities, offset by significant declines in income generated by fixed annuity and certificate products.

Total revenues increased $39 million, or 3 percent, to $1.4 billion, reflecting strong broker-dealer activity, continued growth in fee-based assets related to wrap account and variable annuity inflows, as well as market appreciation. Revenue growth was negatively impacted by the sale of the defined contribution recordkeeping business in the second quarter of 2006. Growth was also impacted by a $37 million year-over-year decline in net investment income, reflecting lower annuity related investment income, primarily as a result of declining account balances and the allocation to this segment of $15 million of the previously mentioned externally-managed hedge fund loss. In addition, net investment income included $12 million in income from the consolidation of certain hedge funds managed by RiverSource in accordance with EITF 04-5.

Total expenses increased $31 million, or 3 percent, to $1.2 billion, primarily due to a $39 million increase in field compensation related to business growth and an increase of $29 million in DAC amortization expenses including the impact of DAC unlocking in the third quarter of both periods. A substantial decline in year-over-year legal and regulatory expenses was partially offset by increased accruals in the quarter for higher estimated performance-based compensation in recognition of year-to-date performance and in recognition of strong investment management performance, as well as the year-over-year impact of DAC unlocking.

Segment Highlights

•                  Total managed assets of $283.4 billion were up 9 percent from the prior-year period.

•                  Wrap product net inflows of $1.8 billion in the quarter resulted in total ending assets of  $70.1 billion, up 31 percent compared to the year-ago quarter.

•                  Total RiverSource mutual fund outflows declined to $0.8 billion compared to $2.7 billion in the prior-year period and $1.1 billion in the second quarter of 2006. Management believes the year-over-year sales growth of 48 percent and year-to-date sales growth of 33 percent reflect client and advisor recognition of RiverSource investment performance and strong client and advisor adoption of new solution-based products.

•                  Investment performance at RiverSource Investments and Threadneedle Investments remained strong.

•                  One of the Company’s larger Defined Contribution Investment Management Only clients announced plans to change investment options in the 401(k) plan they sponsor. While this did not impact flows in the quarter, management believes this will result in related net outflows for this account of approximately $0.8 billion in the fourth quarter of 2006, primarily in mutual funds.

•                  Growth in total managed institutional assets of 6 percent to $134.9 billion reflected year-to-date inflows of $4.2 billion including foreign exchange impact and market appreciation.

•                  Threadneedle experienced net outflows as continued positive net inflows in targeted growth areas were offset by larger outflows of lower margin Zurich assets.

•                  Cash sales through third party distributors increased 60 percent compared to the prior-year period, reflecting strong variable annuity sales. The Company added nine distribution partners to distribute RiverSource Annuities, bringing the total to 82. The Company established the operational infrastructure necessary to offer RiverSource Funds on third party platforms.

•                  RiverSource annuity variable account net inflows of $1.4 billion resulted in $39.3 billion in total ending balances, up 24 percent from the prior-year period.

•                  RiverSource annuity fixed account net outflows of $1.0 billion resulted in $24.0 billion in ending balances, down 9 percent from the prior-year period. The tax equivalent spread declined to 1.65 percent from 2.19 percent in the prior-year period, primarily as a result of lower hedge-fund related investment income. The year-to-date spread of 2.02 percent is down slightly from 2.09 percent from the comparable prior-year period.

•                  Certificate net outflows of $0.3 billion resulted in $4.6 billion in ending balances, down 28 percent from the prior-year period. The tax equivalent spread declined to 1.00 percent from 1.48 percent in the prior-year period, primarily due to higher interest crediting rates reflecting increased short-term interest rates.

•                  The Company launched Ameriprise Bank, FSB and new home lending products and now offers a suite of borrowing, cash management and personal trust products and services, primarily through its branded advisors.

Protection Segment
Income Statements Reconciled to Adjusted

	Quarter Ended September 30,		%	AMEX Assurance Quarter Ended September 30,		Adjusted Quarter Ended September 30,		%
(in millions, unaudited)	2006	2005	Change	2006	2005	2006	2005	Change

Revenues
Management, financial advice and service fees	$20	$17	18%	$—	$1	$20	$16	25%
Distribution fees	27	27	—	—	—	27	27	—
Net investment income	87	87	—	—	3	87	84	4
Premiums	249	207	20	—	(15)	249	222	12
Other revenues	115	108	6	—	(1)	115	109	6
Total revenues	498	446	12	—	(12)	498	458	9

Expenses
Compensation and benefits – field	22	47	(53)	—	35	22	12	83
Interest credited to account values	36	37	(3)	—	—	36	37	(3)
Benefits, claims, losses and settlement expenses	230	183	26	—	(51)	230	234	(2)
Amortization of deferred acquisition costs	(11)	(20)	45	—	—	(11)	(20)	45
Other expenses	70	67	4	—	1	70	66	6
Total expenses	347	314	11	—	(15)	347	329	5
Pretax segment income	$151	$132	14%	$—	$3	$151	$129	17%

Protection Segment – Third Quarter 2006 Results

Adjusted financial information excludes AMEX Assurance from prior periods.

Pretax segment income was up 14 percent to $151 million for the third quarter of 2006. Adjusted pretax segment income rose 17 percent driven by profitability improvements across all product lines.

Revenues grew 12 percent to $498 million. Adjusted revenues grew 9 percent, or $40 million. This increase included a $15 million adjustment in premiums resulting from a review of the LTC reinsurance arrangement during the third quarter of 2006. The remaining growth was primarily driven by a 12 percent increase in revenues from Auto and Home.

Expenses grew 11 percent to $347 million. Adjusted expenses grew 5 percent, or $18 million, reflecting underlying business growth. While adjusted expenses in the third quarters of both 2006 and 2005 reflected a number of disclosed items, in total these items were substantially equal in amount and direction for each period. As a result, these items did not materially impact adjusted expense trends or adjusted pretax income trends for this segment.

Segment Highlights

•                  Life insurance in-force increased 9 percent to $171 billion.

•                  VUL/UL policyholder account balances grew 11 percent to $7.9 billion, reflecting the Company’s leadership position in VUL.

•                  Auto and Home premiums grew 6 percent to $140 million.

Corporate and Other and Eliminations Segment
Income Statements

	Quarter Ended September 30,		%
(in millions, unaudited)	2006	2005	Change
Revenues
Management, financial advice and service fees	$43	$47	(9)%
Distribution fees	1	—	—
Net investment income (loss)	12	(6)	#
Premiums	(5)	(5)	—
Other revenues	5	7	(29)
Total revenues	56	43	30
Expenses
Compensation and benefits – field	36	30	20
Interest and debt expense	28	16	75
Other expenses	31	40	(23)
Total expenses before separation costs	95	86	10

Pre-tax segment loss before separation costs	(39)	(43)	(9)
Separation costs, pre-tax	87	92	(5)
Pretax segment loss	$(126)	$(135)	(7)%

#  Variance of 100% or greater.

Corporate and Other and Eliminations Segment – Third Quarter 2006 Results

This segment primarily reflects financial planning fees and associated compensation, unallocated corporate expenses and interest expenses on debt considered part of the corporate capital structure.

The pretax segment loss was $126 million for the third quarter of 2006, compared to a pretax loss of $135 million in the year-ago quarter. Excluding non-recurring separation costs, the segment incurred an operating loss of $39 million in the quarter compared to a loss of $43 million in the prior-year period.

An $18 million improvement in net investment income reflected higher investment asset balances due to the capital contribution from American Express at the end of the third quarter of 2005 and the issuance of hybrid securities during the second quarter of 2006. This increase in revenues was primarily offset by higher interest and debt expense associated with establishing the Company’s long-term corporate capital structure.

Management believes separation activities continue to be well-executed and on track. Separation costs incurred in the quarter were $87 million, the largest component of which related to reestablishing the Company’s technology infrastructure. Since separation, the Company has incurred $531 million in non-recurring separation costs.

Definitions

Allocated Equity - The internal allocation of consolidated shareholders’ equity, excluding accumulated other comprehensive income (loss), to the Company’s operating segments for purposes of measuring segment return on allocated equity. Allocated equity does not represent insurance company risk-based capital or other regulatory capital requirements applicable to the Company and certain of its subsidiaries.

AMEX Assurance Company - A legal entity owned by IDS Property Casualty Insurance Company that offers travel and other card insurance to American Express Company (American Express) customers. This business had historically been reported in the Travel Related Services segment of American Express. Under the separation agreement with American Express, 100 percent of this business was ceded to an American Express subsidiary in return for an arm’s length ceding fee. Ameriprise Financial expects to sell the legal entity of AMEX Assurance to American Express within two years after September 30, 2005 for a fixed price equal to the net book value of AMEX Assurance.

Asset Management Net Flows - A calculation of sales less redemptions plus other. Other includes reinvested dividends.

Client Group - In general, a client group consists of accounts for an individual, spouse or domestic partner and any accounts owned for, by or with the individual’s unmarried children under the age of 21.

Clients With a Financial Plan Percentage - The period-end number of current clients who have received a financial plan or have entered into an agreement to receive and have paid for a financial plan, divided by the number of active retail client groups, serviced by branded employees, franchise advisors and the Company’s customer service organization.

Contribution Margin - Total revenues less compensation and benefits - field, interest credited to account values and benefits, claims, losses and settlement expenses as a percentage of total revenues.

Debt to Capital Ratio - A ratio comprised of total debt divided by total capital. This ratio is also presented excluding non-recourse debt of a collateralized debt obligation (CDO) consolidated in accordance with FIN 46(R) and non-recourse debt of property fund limited partnerships managed by Threadneedle consolidated in accordance with EITF 04-5. In addition, we provide debt to capital ratio information, excluding non-recourse debt that reflects an equity credit on our junior subordinated notes we issued on May 26, 2006. These junior subordinated notes receive at least a 75 percent equity credit by the majority of the rating agencies.

Deferred Acquisition Costs (DAC) - This represents the costs of acquiring new protection, annuity and certain mutual fund business, principally direct sales commissions and other distribution and underwriting costs that have been deferred on the sale of annuity, life, disability income and long term care insurance and, to a lesser extent, deferred marketing and promotion expenses on auto and home insurance and deferred distribution costs on certain mutual fund products. These costs are deferred to the extent they are recoverable from future profits.

Gross Dealer Concession (GDC) - An internal measure, commonly used in the financial services industry, of the sales production of the advisor channel.

Life Insurance in-Force - The total amount of all life insurance death benefits currently insured by the Company.

Mass Affluent - Individuals with $100,000 to $1 million in investable assets.

Mass Affluent Client Groups - Client groups with over $100,000 in invested assets or comparable product values with the Company.

Non-Recurring Separation Costs - The Company has incurred significant non-recurring separation costs as a result of the separation from American Express. Separation costs generally consist of costs associated with separating and reestablishing the Company’s technology platforms, establishing the Ameriprise Financial brand and advisor and employee retention programs.

Ratio of Earnings to Fixed Charges - A ratio comprised of earnings divided by fixed charges. Earnings are defined as income before income tax provision, discontinued operations and accounting change plus interest and debt expense, the interest portion of rental expense, amortization of capitalized interest and adjustments related to equity investments and minority interests in consolidated entities. Fixed charges are defined as interest and debt expense, the interest portion of rental expense and capitalized interest. The ratio is also presented excluding the effect of interest on non-recourse debt of a CDO consolidated in accordance with FIN 46(R) and the Threadneedle managed property fund limited partnerships consolidated in accordance with EITF 04-5.

Segments:

Asset Accumulation and Income Segment - This segment offers products and services, both the Company’s and other companies’, to help the Company’s retail clients address identified financial objectives related to asset accumulation and income management. Products and services in this segment are related to financial advice services, asset management, brokerage and banking and include mutual funds, wrap accounts, variable and fixed annuities, brokerage accounts, financial advice services and investment certificates. This operating segment also serves institutional clients by providing investment management services in separately managed accounts, sub-advisory, alternative investments and 401(k) markets. The Company earns revenues in this segment primarily through fees we receive based on managed assets and annuity separate account assets. These fees are impacted by both market movements and net asset flows. The Company also earns net investment income on owned assets, principally supporting the fixed annuity business and distribution fees on sales of mutual funds and other products. This segment includes the results of Securities America Financial Corporation (SAFC) which through its operating subsidiary, Securities America, Inc., operates its own separately branded distribution network.

Protection Segment - This segment offers a variety of protection products, both the Company’s and other companies’, including life, disability income, long term care and auto and home insurance to address the identified protection and risk management needs of the Company’s retail clients. The Company earns revenues in this operating segment primarily through premiums, fees and charges that the Company receives to assume insurance-related risk, fees the Company receives from insurance separate account assets and net investment income the Company earns on general account owned assets on the Company’s consolidated balance sheets related to this segment.

Corporate and Other and Eliminations Segment - This segment consists of income derived from financial planning fees, corporate level assets and unallocated corporate expenses. This segment also includes non-recurring costs associated with the Company’s separation from American Express. For purposes of presentation in this earnings release and statistical supplement, this segment also includes eliminations.

Total Clients - The sum of all clients, individual, business and institutional, that receive investment management and/or other services, excluding those clients serviced by SAFC and Threadneedle.

Ameriprise Financial, Inc. is a leading financial planning and services company with more than 12,000 financial advisors and registered representatives that provides solutions for clients’ asset accumulation, income management and insurance protection needs. The Company’s financial advisors deliver tailored solutions to clients through a comprehensive and personalized financial planning approach built on a long-term relationship with a knowledgeable advisor. The Company specializes in meeting the retirement-related financial needs of the mass affluent. Financial advisory services and investments are available through Ameriprise Financial Services, Inc. Member NASD and SIPC. For more information, visit www.ameriprise.com.

Forward Looking Statements

This news release contains forward-looking statements that reflect the Company’s plans, estimates and beliefs. Actual results could differ materially from those described in these forward-looking statements. The Company has made various forward-looking statements in this news release. Examples of such forward-looking statements include:

•                  statements of plans, intentions, expectations, objectives or goals, including those relating to the establishment of the Company’s new brands, mass affluent client acquisition strategy, asset flows and competitive environment;

•                  statements about future economic performance, the performance of equity markets and interest rate variations and the economic performance of the United States; and

•                  statements of assumptions underlying such statements.

The words “believe,” “expect,” “anticipate,” “optimistic,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from such statements.

Such factors include, but are not limited to:

•                  the impact of the separation from American Express;

•                  ability to establish the Company’s new brands;

•                  the Company’s capital structure as a stand-alone company, including ratings and indebtedness, and limitations on subsidiaries to pay dividends;

•                  changes in the interest rate and equity market environments;

•                  changes in the regulatory environment, including ongoing legal proceedings and regulatory actions;

•                  investment management performance;

•                  effects of competition in the financial services industry and changes in product distribution mix and distribution channels;

•                  risks of default by issuers of investments the Company owns or by counterparties to derivative or reinsurance arrangements;

•                  experience deviations from assumptions regarding morbidity, mortality and persistency in certain annuity and insurance products; and

•                  general economic and political factors, including consumer confidence in the economy.

Readers are cautioned that the foregoing list of factors is not exhaustive. There may also be other risks that the Company is unable to predict at this time that may cause actual results to differ materially from those in forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update publicly or revise any forward-looking statements. The foregoing list of factors should be read in conjunction with the “Risk Factors” discussion included as Part 1, Item 1A of the Company’s Annual Report on Form 10-K filed with the SEC on March 8, 2006.

Contacts

Investor Relations:	Media Relations:
Laura Gagnon	Paul Johnson
Ameriprise Financial	Ameriprise Financial
612.671.2080	612.671.0625
laura.c.gagnon@ampf.com	paul.w.johnson@ampf.com

Mary Baranowski
Ameriprise Financial
212.437.8624
mary.baranowski@ampf.com

Additional Tables

Nine months Ended September 30, 2006:

•                  Summary

•                  Consolidated Income Statements Reconciled to Adjusted

•                  Asset Accumulation and Income Segment – Income Statements

•                  Protection Segment – Income Statements

•                  Corporate and Other and Eliminations – Income Statements

Reconciliation Tables:

•                  Selected Adjusted Consolidated Income Data to GAAP – Three Months Ended September 2006

•                  Selected Adjusted Consolidated Income Data to GAAP – Three Months Ended September 2005

•                  Selected Adjusted Consolidated Income Data to GAAP – Nine Months Ended September 2006

•                  Selected Adjusted Consolidated Income Data to GAAP – Nine Months Ended September 2005

•                  Debt to Total Capital at September 30, 2006

Return on Equity Calculations:

•                  Twelve months ended September 30, 2006

•                  Twelve months ended June 30, 2006

•                  Twelve months ended December 31, 2005

Ameriprise Financial, Inc.
Nine Months Ended September 30, 2006 Summary

			%		Per Diluted Share		%
(in millions, unaudited)	2006	2005	Change		2006	2005	Change
Net income	$460	$463	(1)%		$1.85	$1.87	(1)%
Less: Income from discontinued operations	—	16		#	—	0.05		#
Income before discontinued operations	460	447	3		1.85	1.82	2
Less: Income attributable to AMEX Assurance, after-tax	—	56		#	—	0.23		#
Add: Separation costs, after-tax	155	109	42		0.62	0.44	41

Adjusted earnings, after-tax	$615	$500	23%		$2.47	$2.03	22%

#  Variance of 100% or greater.

Ameriprise Financial, Inc.
Consolidated Income Statements Reconciled to Adjusted

	Nine Months Ended September 30,		%	AMEX Assurance Nine Months Ended September 30,		Adjusted Nine Months Ended September 30,		%
(in millions, unaudited)	2006	2005	Change	2006	2005	2006	2005	Change

Revenues
Management, financial advice and service fees	$2,151	$1,927	12%	$—	$3	$2,151	$1,924	12%
Distribution fees	926	873	6	—	—	926	873	6
Net investment income	1,638	1,667	(2)	—	9	1,638	1,658	(1)
Premiums	693	751	(8)	—	127	693	624	11
Other revenues	571	397	44	—	(1)	571	398	43
Total revenues	5,979	5,615	6	—	138	5,979	5,477	9

Expenses
Compensation and benefits:
Field	1,287	1,141	13	—	37	1,287	1,104	17
Non-field	974	854	14	—	—	974	854	14
Total compensation and benefits	2,261	1,995	13	—	37	2,261	1,958	15
Interest credited to account values	948	976	(3)	—	—	948	976	(3)
Benefits, claims, losses and settlement expenses	685	646	6	—	(12)	685	658	4
Amortization of deferred acquisition costs	368	319	15	—	17	368	302	22
Interest and debt expense	83	52	60	—	—	83	52	60
Other expenses	802	841	(5)	—	14	802	827	(3)
Total expenses before separation costs	5,147	4,829	7	—	56	5,147	4,773	8
Income before income tax provision, discontinued operations and separation costs (1)	832	786	6	—	82	832	704	18
Income tax provision before tax benefit attributable to separation costs (1)	217	230	(6)	—	26	217	204	6
Income before discontinued operations and separation costs (1)	615	556	11	$—	$56	$615	$500	23%

Separation costs, after-tax (1)	155	109	42
Income before discontinued operations	460	447	3

Discontinued operations, net of tax	—	16	#

Net income	$460	$463	(1)%

Weighted average common shares outstanding:
Basic	247.6	246.2
Diluted	249.3	246.2

# Variance of 100% or greater.

Asset Accumulation and Income Segment
Income Statements

	Nine Months Ended September 30,		%
(in millions, unaudited)	2006	2005	Change

Revenues
Management, financial advice and service fees	$1,957	$1,724	14%
Distribution fees	842	792	6
Net investment income	1,345	1,437	(6)
Other revenues	194	54	#
Total revenues	4,338	4,007	8

Expenses
Compensation and benefits - field	1,112	950	17
Interest credited to account values	840	867	(3)
Benefits, claims, losses and settlement expenses	19	31	(39)
Amortization of deferred acquisition costs	276	250	10
Interest and debt expense	12	—	—
Other expenses	1,437	1,380	4
Total expenses	3,696	3,478	6
Pretax segment income	$642	$529	21%

#  Variance of 100% or greater.

Protection Segment
Income Statements Reconciled to Adjusted

	Nine Months Ended September 30,		%	AMEX Assurance Nine Months Ended September 30,		Adjusted Nine Months Ended September 30,		%
(in millions, unaudited)	2006	2005	Change	2006	2005	2006	2005	Change

Revenues
Management, financial advice and service fees	$58	$49	18%	$—	$3	$58	$46	26%
Distribution fees	82	81	1	—	—	82	81	1
Net investment income	262	258	2	—	9	262	249	5
Premiums	709	767	(8)	—	127	709	640	11
Other revenues	356	322	11	—	(1)	356	323	10
Total revenues	1,467	1,477	(1)	—	138	1,467	1,339	10

Expenses
Compensation and benefits - field	67	92	(27)	—	37	67	55	22
Interest credited to account values	108	109	(1)	—	—	108	109	(1)
Benefits, claims, losses and settlement expenses	666	615	8	—	(12)	666	627	6
Amortization of deferred acquisition costs	92	69	33	—	17	92	52	77
Other expenses	217	217	—	—	14	217	203	7
Total expenses	1,150	1,102	4	—	56	1,150	1,046	10
Pretax segment income	$317	$375	(15)%	$—	$82	$317	$293	8%

Corporate and Other and Eliminations Segment
Income Statements

	Nine Months Ended September 30,		%
(in millions, unaudited)	2006	2005	Change
Revenues
Management, financial advice and service fees	$136	$154	(12)%
Distribution fees	2	—	—
Net investment income (loss)	31	(28)	#
Premiums	(16)	(16)	—
Other revenues	21	21	—
Total revenues	174	131	33

Expenses
Compensation and benefits - field	108	99	9
Interest and debt expense	71	52	37
Other expenses	122	98	24
Total expenses before separation costs	301	249	21

Pretax segment loss before separation costs	(127)	(118)	8
Separation costs, pre-tax	238	168	42
Pretax segment loss	$(365)	$(286)	28%

#  Variance of 100% or greater.

Ameriprise Financial, Inc.
Reconciliation Table: Selected Adjusted Consolidated Income Data to GAAP

	Three Months Ended September 30, 2006
(in millions, unaudited) Line item in non-GAAP presentation	Presented Before Separation Cost Impacts in Reported Financials	Difference Attributable to Separation Costs	GAAP Equivalent	GAAP Line Item

Total revenues (GAAP measure)	$1,977	$—	$1,977	Total revenues

Total expenses before separation costs	1,673	87	1,760	Total expenses

Income before income tax provision and separation costs	304	(87)	217	Income before income tax provision

Income tax provision before tax benefit attributable to separation costs (1)	73	(30)	43	Income tax provision

Income before separation costs	231

Separation costs, after-tax (1)	57

Net income (GAAP measure)	$174		$174	Net Income

(1)              For this non-GAAP presentation of separation costs, after-tax is calculated using the statutory tax rate of 35%, adjusted for permanent differences, if any.

Ameriprise Financial, Inc.
Reconciliation Table: Selected Adjusted Consolidated Income Data to GAAP

(in millions, unaudited)	Three Months Ended September 30, 2005
Line item in non-GAAP presentation	Presented Before Separation Cost Impacts in Reported Financials	Difference Attributable to Separation Costs	GAAP Equivalent	GAAP Line Item

Total revenues (GAAP measure)	$1,873	$—	$1,873	Total revenues

Total expenses before separation costs	1,600	92	1,692	Total expenses

Income before income tax provision, discontinued operations and separation costs	273	(92)	181	Income before income tax provision and discontinued operations

Income tax provision before tax benefit attributable to separation costs (1)	91	(33)	58	Income tax provision

Income before discontinued operations and separation costs	182

Separation costs, after-tax (1)	59

Income before discontinued operations (GAAP measure)	$123		$123	Income before discontinued operations

(1) For this non-GAAP presentation of separation costs, after-tax is calculated using the statutory tax rate of 35%, adjusted for permanent differences, if any.

Ameriprise Financial, Inc.
Reconciliation Table: Selected Adjusted Consolidated Income Data to GAAP

(in millions, unaudited)	Nine Months Ended September 30, 2006
Line item in non-GAAP presentation	Presented Before Separation Cost Impacts in Reported Financials	Difference Attributable to Separation Costs	GAAP Equivalent	GAAP Line Item

Total revenues (GAAP measure)	$5,979	$—	$5,979	Total revenues

Total expenses before separation costs	5,147	238	5,385	Total expenses

Income before income tax provision and separation costs	832	(238)	594	Income before income tax provision

Income tax provision before tax benefit attributable to separation costs (1)	217	(83)	134	Income tax provision

Income before separation costs	615

Separation costs, after-tax (1)	155

Net income (GAAP measure)	$460		$460	Net Income

(1) For this non-GAAP presentation of separation costs, after-tax is calculated using the statutory tax rate of 35%, adjusted for permanent differences, if any.

Ameriprise Financial, Inc.
Reconciliation Table: Selected Adjusted Consolidated Income Data to GAAP

(in millions, unaudited)	Nine Months Ended September 30, 2005
Line item in non-GAAP presentation	Presented Before Separation Cost Impacts in Reported Financials	Difference Attributable to Separation Costs	GAAP Equivalent	GAAP Line Item

Total revenues (GAAP measure)	$5,615	$—	$5,615	Total revenues

Total expenses before separation costs	4,829	168	4,997	Total expenses

Income before income tax provision, discontinued operations and separation costs	786	(168)	618	Income before income tax provision and discontinued operations

Income tax provision before tax benefit attributable to separation costs (1)	230	(59)	171	Income tax provision

Income before discontinued operations and separation costs	556

Separation costs, after-tax (1)	109

Income before discontinued operations (GAAP measure)	$447		$447	Income before discontinued operations

(1)              For this non-GAAP presentation of separation costs, after-tax is calculated using the statutory tax rate of 35%, adjusted for permanent differences, if any.

Ameriprise Financial, Inc.
Reconciliation Table: Debt to Total Capital
September 30, 2006

(in millions)	GAAP Measure	Non- recourse Debt	Debt Less Non-recourse Debt	Impact of 75% Equity Credit*	Debt Less Non-recourse with Equity Credit*

Debt	$2,254	$254	$2,000	$375	$1,625
Capital	10,007	254	9,753		9,753
Debt to Capital	22.5%		20.5%		16.7%

* The Company’s hybrid securities receive an equity credit of at least 75% by the majority of the rating agencies.

Ameriprise Financial, Inc.
Return on Equity Calculation for the Twelve Months Ended September 30, 2006

	ROE excluding
	Discontinued
(in millions, unaudited)	Operations (1)	Adjustments	Adjusted ROE (2)

Return	$571	$236	$807

Equity	$7,550	(336)	$7,214

Return on Equity	7.6%		11.2%

Ameriprise Financial, Inc.
Return on Equity Calculation for the Twelve Months Ended June 30, 2006

	ROE excluding
	Discontinued
(in millions, unaudited)	Operations (1)	Adjustments	Adjusted ROE (2)

Return	$520	$236	$756

Equity	$7,348	(291)	$7,057

Return on Equity	7.1%		10.7%

Ameriprise Financial, Inc.
Return on Equity Calculation for the Twelve Months Ended December 31, 2005

	ROE excluding
	Discontinued
(in millions, unaudited)	Operations (1)	Adjustments	Adjusted ROE (2)

Return	$558	$135	$693

Equity	$6,980	(168)	$6,812

Return on Equity	8.0%		10.2%

(1)              Return on equity calculated using the 12 month trailing income before discontinued operations in the numerator and the average of shareholders’ equity before the assets and liabilities of discontinued operations as of the last day of the preceding four quarters and the current quarter in the denominator.

(2)              Adjusted return on equity calculated using adjusted earnings (income before discontinued operations excluding non-recurring separation costs and AMEX Assurance) in the numerator and equity excluding both the assets and liabilities of discontinued operations and equity allocated to expected non-recurring separation costs as of the last day of the preceding four quarters and the current quarter in the denominator.

Both return on equity calculations use the trailing twelve months’ return and equity calculated using a five point average of quarter-end equity.

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